UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to § 240.14a-12

POAGE BANKSHARES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transactions applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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On April 28, 2014, Poage Bankshares, Inc. mailed the following letter to its shareholders.

April 28, 2014

Dear Fellow Shareholder:

At our Annual Meeting of Stockholders on May 20, 2014 you will be asked to elect three directors to your Board. Your Board of Directors has nominated and unanimously recommends a vote in favor of Stuart N. Moore, Charles W. Robinson and Thomas Burnette, all current independent members of the Board. Your vote on the enclosed WHITE proxy card is important.  With their first-hand knowledge of our local markets and the needs of the customers we serve, Messrs. Moore, Robinson and Burnette are important contributors to our success.  We encourage shareholders to vote the enclosed WHITE proxy card FOR our nominees so that we can deliver the value that rightly belongs to you.

POAGE BANKSHARES, INC.’S BOARD AND MANAGEMENT TEAM ARE EXECUTING

A STRATEGIC PLAN THAT IS DELIVERING VALUE TO YOU

Your Board and management team are building on Poage Bankshares, Inc.’s many strengths and executing well on a strategic plan to deliver long-term value to you.  Our business strategy to grow our bank and to improve profitability has included significant achievements in the past two years. These include the consummation of the acquisition of Town Square Financial Corporation, diversifying our loan portfolio, enhancing our senior management team, and building our core deposits. Our plan is working:

•	The Town Square Acquisition. On March 18, 2014, we successfully completed the acquisition of Town Square Financial Corporation and its commercial bank subsidiary, Town Square Bank. As a result of this transaction, we have grown from less than $289.2 million in assets at December 31, 2013 to approximately $439 million upon completion of the acquisition.[1]

Moreover, this transaction is expected to approximately double our 2015 earnings per share.[2] We believe strongly that this acquisition has made Poage Bankshares, Inc. a more valuable franchise.

•	Diversified Loan Portfolio. As indicated in the prospectus for our conversion offering, it has long been our strategy to reduce our reliance on residential mortgage lending in order to improve earnings and diversify risk. Our commercial real estate loan portfolio increased from $7.3 million at September 30, 2010, to an expected $64.4 million at March 31, 2014. Our commercial business and consumer loan portfolios combined have grown from $15.6 million at September 30, 2010, to an expected $46.0 million at March 31, 2014.
•	Our Senior Management Team. During the past two years, we have brought on a new Chief Executive Officer and several other members of our senior management team, each with more than 25 years of banking experience. Our new Chief Executive Officer, Ralph E. Coffman, Jr., has a successful track record of growing the banks where he previously served as a managing officer through acquisitions and internal growth. During his 11 year tenure from 1996 to 2007 with Oak Hill Financial, Inc., including six years as President and/or Chief Executive Officer of that company or its subsidiary bank, Oak Hill grew from $312 million to $1.27 billion in total assets, and the average annual total return to Oak Hill shareholders was 24.3%. [3]

1 See Form 8-K filed by Poage Bankshares, Inc. with the SEC on March 19, 2014.

2 See Form 8-K filed by Poage Bankshares, Inc. with the SEC on April 25, 2014. The projected or estimated numbers herein or in the Form 8-K do not reflect the final evaluation of our fair value adjustments due to the short period of time between the acquisition closing date and the date hereof or thereof. We continue to work to finalize our fair value adjustments.

3 Information derived from SNL Financial data.

•	Increased Core Deposits. We believe that our “core” deposits improve our interest rate risk profile and also provide greater opportunities to provide additional products and services to our customers. Our “core” deposits, which include NOW and demand deposits, money market accounts and savings accounts, have grown from $65.8 million at September 30, 2010, to an expected $159.4 million at March 31, 2014.

THE STILWELL GROUP’S UNNECESSARY PROXY CONTEST IS NOT

IN THE BEST INTERESTS OF SHAREHOLDERS

As you may know, Joseph Stilwell, a New York based hedge fund manager, and a group of funds he controls (the “Stilwell Group”) has nominated an individual named Stephen S. Burchett for election to the Poage Bankshares Board. We believe that the Stilwell Group’s agenda is shortsighted and will not be in the best interests of all shareholders. Moreover, we believe that Mr. Burchett, as a trial lawyer with no experience as a banker, lacks the requisite background to be a valuable Board member.

This contest, which the Stilwell Group has forced on us, is an unnecessary expense and a distraction to the Company.  We do not believe the Stilwell Group is acting in the best interests of all shareholders, and therefore we urge you to vote FOR our dedicated, experienced nominees.

•	The Stilwell Group Wants To Force a Sale of the Company at a Time When Our Shareholders Will Not Receive Full Value. According to its own statements, the Stilwell Group’s aim is to force a sale of the Company. The Schedule 13D filed by the Stilwell Group states clearly that “we believe the institution should be sold.”

We take our fiduciary duties very seriously and, while we are not fundamentally opposed to consolidation, we believe now is the wrong time to proactively pursue a sale of the Company for several reasons.  In particular, we believe the Company is undervalued by the market at this time, in part because our core earnings power has not been reflected in our recent results and our results have been negatively affected by onetime merger related costs from the Town Square transaction. We believe that our earnings will dramatically improve as a result of the initiatives we have taken, including the Town Square acquisition. In addition, we believe that current acquisition multiples are modest by historical standards and there is no reason to rush to sell the Company. Finally, and most importantly, we believe that our strategic plan is working and that shareholders will benefit significantly as the Company’s new initiatives come online. We believe the Stilwell Group’s perspective on the Company is short-sighted and not in the best interests of all shareholders.

•	We recently added two new directors. In connection with the closing of the Town Square transaction, we added two directors from Town Square to our Board of Directors, including our nominee Thomas Burnette. Each of these new directors has many years of experience serving as a Board member of banking institutions, and they will provide us with fresh perspectives and the benefit of their years of experience. We do not believe that adding another director without relevant banking experience, as proposed by the Stilwell Group, is in the best interests of our shareholders.

VOTE THE WHITE PROXY CARD TODAY FOR THE COMPANY’S NOMINEES

Thank you again for your continued support.

Sincerely,

/s/ J. Thomas Rupert
J. Thomas Rupert
Chairman of the Board

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm
assisting us in the solicitation of proxies:

Phoenix Advisory Partners, LLC

110 Wall Street, 27th Floor

New York, New York 10005

For shareholder questions: 877-478-5038.
For banks and brokers: 212-493-3910.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its shareholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information.  Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.  The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at 1500 Carter Avenue, Ashland, Kentucky 41101.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting.  Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2014 Annual Meeting of Stockholders, filed with the SEC on April 11, 2014.

Forward-Looking Statements

This letter and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance.  These forward-looking statements might include one or more of the following: projections of our operating results and financial condition; descriptions of plans or objectives of management for future operations, products or services; forecasts of future economic performance; and use and descriptions of assumptions and estimates underlying or relating to such matters. Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts.  They often include words such as “look-forward,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”.

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions.  These include, but are not limited to the following: difficulties or unexpected developments related to the integration of the businesses following the acquisition of Town Square Financial Corporation; possible legislative changes and adverse economic, business and competitive conditions and developments; deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability of the Company to manage interest rate and other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings. Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.  Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

[insert company logo]
POAGE BANKSHARES, INC.
PROXY FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

The undersigned acknowledges receipt from Poage Bankshares, Inc. prior to the execution of this proxy of a Notice of the Meeting, a proxy statement dated April 10, 2014, and the 2013 Annual Report to Stockholders on Form 10-K. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature	Date

Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

▲FOLD HERE - PLEASE DO NOT TEAR▲

THIS WHITE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. This WHITE proxy may be revoked by sending written notice to the Secretary of Poage Bankshares, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. Should the undersigned be present and elect to vote in person at the Meeting or at any adjournment thereof and after notification to the Secretary of Poage Bankshares, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

YOUR VOTE IS IMPORTANT! PLEASE TAKE THE TIME TO VOTE USING ANY OF THE THREE SIMPLE METHODS DESCRIBED BELOW:

1. Internet:	Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.	Control Number:

2. Touchtone Phone:	Simply dial toll-free (866) 745-0269 and follow the automated instructions. Please have this proxy card available at the time of the call.

3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and PROMPTLY return it in the postage paid envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2014: POAGE BANKSHARES, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND POAGE BANKSHARES, INC.’S 2013 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.PROXYONLINE.COM/DOCS/POAGE/PDF.

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POAGE BANKSHARES, INC.
PROXY FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF YOUR COMPANY’S BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Park Place, located at 1701 Central Avenue, Ashland, Kentucky 41101 on May 20, 2014, at 10:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: ☒

PROPOSALS:

1.	The election of Stuart N. Moore, Charles W. Robinson and Thomas Burnette, each to serve for a three-year term.	FOR	WITHHOLD	FOR ALL EXCEPT
	INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The advisory (non-binding) approval of the Company’s executive compensation as described in the Proxy Statement (“say on pay”).	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	The ratification of the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of Proposal 1, Proposal 2 and Proposal 3.

THIS WHITE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS WHITE PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING ☐

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